UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

Washington Banking Company
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-24503 (Commission File Number)	91-1725825 (I.R.S. Employer Identification Number)

450 SW Bayshore Drive
Oak Harbor, WA 98277
(Address of principal executive offices) (Zip Code)

(360) 679-3121
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Effective April 16, 2010, Whidbey Island Bank (the “Bank”), wholly owned subsidiary of Washington Banking Company (the “Company”), assumed certain deposit liabilities and acquired certain assets of City Bank, Lynnwood, Washington from the Federal Deposit Insurance Corporation (“FDIC”), as receiver for City Bank. The Bank entered into a Purchase and Assumption Agreement with the FDIC on April 16, 2010. As part of the Agreement, the Bank and the FDIC entered into a loss sharing arrangement covering future losses incurred on acquired loans.  After the first 2% (approximately $8 million) of losses, the FDIC will absorb 80% of losses and share in 80% of loss recoveries on 100% of the loan portfolio (approximately $425 million).  Based upon a preliminary closing with the FDIC as of April 16, 2010, the Bank acquired approximately $635 million of assets (including approximately $425 million of loans) and assumed approximately $697 million in liabilities (including approximately $644 in deposits) located in eight branches in King and Snohomish Counties, Washington. The foregoing estimates are at City Bank’s book value and do not reflect “fair value,” and all amounts are subject to adjustment based on final settlement with the FDIC.  The Bank’s bid with the FDIC included a 1% deposit premium on non-brokered deposits and 7.9% discount bid on the assets acquired.  The transaction will result in an estimated initial cash payment from the FDIC to the Bank of $110 million.  In connection with the acquisition, the Company issued the FDIC an equity appreciation right, which is tied to the Company’s stock price, has a 60-day term, has a strike price of $12.31 and will be settled in cash upon exercise by the FDIC.  The foregoing summary of the Purchase and Assumption Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase and Assumption Agreement a copy of which is attached hereto as Exhibit 2.1.

Item 2.01    Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 is incorporated by reference into Item 2.01.

Item 7.01    Regulation FD Disclosures

On April 20, 2010, the Company issued a slide presentation regarding the FDIC-assisted acquisition. The slide presentation is furnished, not filed, as Exhibit 99.1 to this Report.

Item 9.01.   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than July 1, 2010.

(b) Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than July 1, 2010.

(d) Exhibits.

Exhibit
Number                 Description

 2.1                          Purchase and Assumption Agreement among Federal Deposit Insurance Corporation, Receiver of City Bank, Lynnwood, Washington, Federal Deposit Insurance Corporation and Whidbey Island Bank, Oak Harbor, Washington dated as of April 16, 2010

99.1                         Investor slide presentation

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Dated: April 20, 2010	By: /s/ Richard A. Shields Richard A. Shields EVP and Chief Financial Officer